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                     1st FRANKLIN FINANCIAL CORPORATION

                             INDEX TO EXHIBITS


Exhibit No.                                                    Page No.
----------                                                     -------
     19      Quarterly Report to Investors for the Three
             Months Ended March 31, 1999 .....................    4

     27      Financial Data Schedule .........................   14
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